UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                               August 2, 2011

CHINA EDUCATION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53247	20-4854568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 NW Executive Center Drive, Suite 100 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 981-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.
Item 2.01.                      Completion of Acquisition or Disposition of Assets.
Item 3.02.                      Unregistered Sales of Equity Securities.

On August 2, 2011, China Education International, Inc.’s (“we”, “us”, or “ours”) subsidiaries, China Education Schools, Ltd. (“China Education”) and Hangzhou Kunjiang Education and Technology Co., Ltd. (“Hangzhou Technology”) entered into a series of agreements with Hefei Meihua Vocational Training School, a Chinese company (the “Meihua Training School”), located at 68 He-An Road Economic Technology Development Zone, Hefei City, Anhui Province, China, and its shareholders which permit us to operate the Meihua Training School and the right to purchase all of its equity interests from its shareholders as summarized below (the “Meihua Training School Agreements”).

Established in April, 2011 the Meihua Training School provides non-academic training programs that include advertising design, e-commerce, secretarial, logistics, marketing and business management courses.  The Meihua Training School has approximately 700 students enrolled in its programs.

Due to Chinese regulatory restrictions on foreign investments in Chinese companies, we conduct our business in China through contractual arrangements which make up the Meihua Training School Agreements among China Education, Hangzhou Technology, and the Meihua Training School. The Meihua Training School will be treated as a variable interest entity in which China Education does have direct or controlling equity interest but whose historical financial results will be consolidated in our financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").  The Meihua Training School Agreements include:

Exclusive Cooperation Agreement.  Pursuant to the exclusive cooperation agreement, dated August 2, 2011, between Hangzhou Technology and the Meihua Training School, Hangzhou Technology has the exclusive right to provide to the Meihua Training School technical and systems support, marketing consulting services, training for technical personnel and technical consulting services and to lend the Meihua Training School funds from its fees under this agreement.  As payment for these services, the Meihua Training School has agreed to pay Hangzhou Technology a service fee equal to 65% the Meihua Training School’s pre-tax profit (90% if there are no taxes due). The initial term of this agreement is 20 years and the term can be renewed upon expiration by mutual agreement of the parties. Hangzhou Technology has the unilateral right to adjust the level of the service fee based on the level of operations at the Meihua Training School.  The agreement can be terminated by mutual agreement, by written notice from the non-breaching party upon a breaching party’s failure to cure its breach, or by either party’s written notice upon non-performance of the agreement for 30 days as a result of any force majeure.

Share Pledge Agreement.    Pursuant to the share pledge agreement, dated August 2, 2011, among Hangzhou Technology and Hefei Huamei Education Development Co., Ltd. , Xiaoyun Chen,  Hong Liu, and Shanshan Chen, who collectively own 100% of the equity of the Meihua Training School (the “Founders”), the Founders pledged all of their equity interest in the Meihua Training School to Hangzhou Technology to secure the performance of the Meihua Training School under the Exclusive Cooperation Agreement. The Founders also agreed not to transfer, dispose of or otherwise directly or indirectly create any encumbrance over their equity interest in the Meihua Training School, or take any actions that may reduce the value of their equity interest in the Meihua Training School without the prior written consent of Hangzhou Technology.

    Power of Attorney.    Pursuant to the power of attorney dated August 2, 2011, the Founders irrevocably entrusted all the rights to exercise its voting power of the Meihua Training School to China Education for an indefinite period of time.

Option Agreement. Pursuant to an agreement entered into between the Founders and Crown Union Resources Limited, a British Virgin Islands company (“Crown Union”), the Founders have a five year right to acquire up to 3,000,000 shares of our unregistered common stock (the “Acquisition Shares”) from Crown Union, upon the occurrence of the conditions described below (the “Option Agreement”).  The Acquisition Shares will be issued to Crown Union by us in consideration for the Meihua Training School Agreements.

Condition	Number of Shares which may be acquired
Entry by the Founders and the respective parties of the Meihua Training School Agreements, which condition was met on August 2, 2011.	2,000,000

Meihua Training School achieving not less than $2,000,000 in Gross Revenues, as determined under US GAAP for any consecutive 12 months during the period from July 1, 2011 through June 30, 2013.	600,000

Meihua Training School achieving not less than $1,000,000 in pre-tax profits, as determined under US GAAP for any consecutive 12 months during the period from July 1, 2011 through June 30, 2013.	400,000

The purpose of the Option Agreement is to facilitate compliance with Chinese laws which regulate the acquisition of Chinese companies by non-Chinese entities.

We will issue Crown Union a total of 3,000,000 shares of our unregistered common stock under the terms of the Option Agreement, representing approximately 12% of our outstanding shares after taking into effect the issuance, and valued at approximately $9,000,000 based on the last quoted closing price of our common stock on August 2, 2011. The number of Acquisition Shares the Founders may purchase from Crown Union was determined based on the projected income of the Meihua Training School for the 12 month period commencing on July 1, 2011 which amount is $1,000,000 (the “Income Target”). The number of Acquisition Shares shall be reduced by 1 share for each $1.00 that the Income Target exceeds the actual income for the Meihua Training School during any 12 month consecutive period from July 1, 2011 through June 30, 2013 as computed in accordance with US GAAP, and the number of Acquisition Shares so reduced shall be returned to China Education for cancellation.

The issuance of the shares by us to Crown Union is exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. The recipient is an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters and was capable of evaluating the merits and risks of the prospective investment in our securities. In addition, the recipient had access to business and financial information concerning our company.

Call Option Agreement.    Pursuant to the call option agreement dated May 31, 2011 between China Education and the shareholders of the Meihua Training School (the “Founders”), China Education or its designee has an option to purchase from the Founders, to the extent permitted under the laws of the Peoples Republic of China, all or part of their 100% equity interest in the Meihua Training School (the “Equity Interest”) in one or more installments.  As payment for the rights under the Call Option Agreement, the Founders agreed that China Education shall have the right to offset the value of any other consideration they are entitled to receive in connection with this and its related agreements against the transfer price for the Equity Interest to the fullest extent permitted by Chinese law, and China Education and any third party designated by China Education shall not be required to make any cash payment to the Founders separately. We have sole discretion to decide when to exercise the option, whether in part or in full. Currently, we do not expect to exercise such option in the foreseeable future.

The description of the Meihua Training School Agreements included in this report is qualified in its entirety by reference to the Exclusive Cooperation Agreement, the Share Pledge Agreement, the Power of Attorney, the Option Agreement and the Call Option Agreement which are attached hereto as exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report.

Item 7.01  Regulation FD Disclosure.

On August 8, 2011, China Education International, Inc. issued a press release announcing the Meihua Training School Agreements.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Education International, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)           Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Exclusive Cooperation Agreement dated August 2, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Hefei Meihua Vocational Training School.
10.2	Share Pledge Agreement dated August 2, 2011 between Hangzhou Kunjiang Education Technology Co., Ltd. and Hefei Huamei Education Development Co., Ltd. , Xiaoyun Chen, Hong Liu, Shanshan Chen.
10.3	Power of Attorney dated August 2, 2011 between China Education Schools Co., Ltd and Hefei Huamei Education Development Co., Ltd. Xiaoyun Chen, Hong Liu, Shanshan Chen.
10.4
Option Agreement dated August 2, 2011 between Crown Union Resources Limited and Hefei Huamei Education Development Co., Ltd., Xiaoyun Chen,  Hong Liu, Shanshan Chenand China Education International, as Collateral Agent.

10.5	Call Option Agreement dated August 2, 2011 between Hefei Huamei Education Development Co., Ltd., Xiaoyun Chen, Hong Liu and Shanshan Chen and China Education Schools Co., Ltd.
99.1	Press release of China Education International, Inc. dated August 8, 2011 Regarding Agreements with Hefei Meihua Vocational Training School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION INTERNATIONAL, INC.

Date: August 8, 2011	By: /s/ Joel Mason
Joel Mason, Chief Executive Officer